UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 27, 2006

Amish Naturals, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50662 (Commission File Number)	98-0377768 (IRS Employer Identification No.)

6399 State Route 83, Holmesville, OH (Address of principal executive offices)	44633 (Zip Code)

(330) 674-0998

(Registrant’s telephone number, including area code)

FII International Inc.
110 Melville Street, 6th Floor
Vancouver, British Columbia V6E4A6
Canada

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.01 for a description of the agreement and plan of merger, dated October 27, 2006, among Amish Pasta Company, Inc., FII International Inc. and APC Acquisition Corp.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 27, 2006, Amish Pasta Company, Inc. (“Amish Pasta Company”), FII International Inc. (“FII”) and a newly created, wholly owned subsidiary of FII, APC Acquisition Corp. (the “Acquisition Subsidiary”) entered into an agreement and plan of merger (the “Merger Agreement”). The merger contemplated by the Merger Agreement (the “Merger”) closed on October 30, 2006.

Immediately prior to the closing, FII effected a 2.8-for-1 split of its authorized and outstanding common shares, par value $.001 per share. As a result of the Merger and a private placement of our common shares that closed immediately thereafter, the former stockholders of Amish Pasta Company now hold approximately 60% of our outstanding common shares. Immediately following the Merger, the Acquisition Subsidiary was merged with and into FII, and FII changed its name to “Amish Naturals, Inc.”

Additional information in response to this Item 2.01 below is keyed to the Item numbers of Form 10-SB. References throughout to “Amish Pasta Company” refer to Amish Pasta Company, Inc. prior to the Merger. References to “FII” or “our predecessor” refer to FII International Inc. prior to the Merger. References to the “Company,” “we” or “our” refer to Amish Naturals, Inc. following the Merger.

PART I

Item 1. Description of Business

General

We are engaged in the manufacture, marketing and sales of gourmet, all-natural, kosher dried organic pasta and a fiber-rich pasta made with 100% organic durum wheat. We were founded in September 2005 as a Nevada corporation. Our principal executive offices are located at 6399 State Route 83, Holmesville, OH 44633 and our telephone number is 330-674-0998.

Products

We manufacture, market and sell a variety of dried pastas under the Amish Naturals™ brand label. All of our products are made using either 100% organic durum flour or organic whole wheat flour. We use century-old methods of lamination, as opposed to the extruded production line method used by others in the pasta industry. Our mixing, sheeting and cutting methods have been used in Amish kitchens for generations to product a “homemade” quality, taste and texture. Our products include Organic Plain Fettuccine, Organic Whole Wheat Fettuccine, Organic Tomato-Basil Fettuccine, Organic Garlic-Parsley Fettuccine, and High Fiber Fettuccine.

We expect that our pastas will be marketed with a price range for individual selections from $2.99 to $3.59 for a 12 oz. serving.

Sales, Marketing and Distribution

Prior to the Merger, Amish Pasta Company offered its products through the internet website, www.amishpasta.com, and one distributor. We intend for our products to be sold and distributed through direct sales, wholesale and specialty distributors. We plan to contract with nationally recognized food brokers to coordinate our marketing and sales efforts. We are currently finalizing our negotiations with one such broker and expect to have entered into a contract by mid-November 2006. We also will have a website for internet sales at www.amishnaturals.com.

Our products are marketed toward health-conscious and kosher-observant adults, in additional to the general pasta and specialty foods markets. We believe our consumers are people who prefer to buy a natural, better-tasting product and are willing to pay a premium price.

We intend to rely primarily on brand loyalty that we expect to create and word-of-mouth to promote our products. Our marketing strategy is designed to encourage consumers to try our products for the first time and develop brand loyalty. We intend to accomplish this by educating consumers about the differences between our all-natural products and the competition’s products, as well as through food tastings in various markets, use of advertising media, food show demonstrations, coupon incentives, participation with other food industry incentives and other marketing methods. We will have a marketing division within our company to coordinate all of our marketing efforts. Our sales and marketing will be overseen by our Vice President of Sales, who has over 20 years experience in the food sales business. In addition, our Chairman of the Board, retired Executive Vice President of Hebrew National, will offer his 32 years of sales and marketing experience.

We plan to market our products to national retain chains initially in the Northeast and Mid-Atlantic regions of the United States, as well as to pursue both commissary and institutional accounts. We also plan to distribute to private markets via distributors, beginning in our Ohio location. For our organic products, we may consider marketing to the specialty organic markets as direct sales, in addition to internet sales.

Our Vice President of Sales is currently working on the category placement of our products with specific regard to shelf space. We will work closely with our broker to gain maximum exposure of our products in the retail marketplace, concentrating on both regular and specialty markets.

Manufacturing Process

We believe our pasta manufacturing process is one of the more important differences between our products and those of our competitors. Our products are manufactured using a “homemade” method of mixing, sheeting, rolling and cutting each strand of pasta. We have been able to use this same method to produce large quantities with the design and set up of our production line. This process is called “lamination.” After the pasta product is cut, we use a drying system that allows our pasta to dry so that the result leaves the end product with the right amount of moisture once the process is completed. Ingredients are carefully measured to ensure that each pasta product is made using the exact ingredients.

All of our ingredients are carefully selected from suppliers that are able to demonstrate the ability to produce the quality of products that we require. All of our flours are 100% organic and packaged to our requirements. The other added ingredients are also obtained from suppliers that can demonstrate that their products are kosher and, when required, organic. We do not expect material shortages or delays in the manufacture of our products. However, our products are subject to inherent risks in agriculture. We believe that there are numerous companies that could deliver the ingredients for our products under our quality specifications without a substantial increase in cost or delay in delivery. We intend to monitor our supply closely at all times to ensure the best possible ingredients and availability.

Competition

The specialty foods industry is highly competitive. Customer choices among pasta products include fresh, refrigerated pasta, mass-produced dried pasta and specially produced dried pasta, such as our pastas. Our products compete with those of many large companies that make mass-produced pasta products, as well as smaller companies that focus on “premium” pasta and sauces. Almost all of the companies that compete in the mass-produced pasta category are larger then we are and have significantly greater resources than we do.

Because we have positioned our products as all-natural, kosher, gourmet pastas, we believe that we do not compete directly with the mass-produced pasta companies. We are positioning ourselves as a natural alternative to these processed brands. We compete with other branded products, national and regional, based on our quality and all-natural and/or kosher ingredients. In the all-natural foods market, we compete with several brands that are produced by companies that are larger than we are.

The principal methods of competition in the pasta market include product quality and taste, brand advertising, and packaging. We believe we compete favorably with respect to those factors, although there can be no assurance that we will be able to continue to do so. Our ability to compete successfully in the future will depend on factors both within and outside our control, including general market conditions and our ability to respond to changing market conditions and the activities of our competitors, to control costs, to introduce successful new products, and to grow our customer base. We can give no assurance that we will be able to compete successfully with respect to these factors in the future or that present or future competitors will not successfully compete with us in the future.

Intellectual Property

We have the following trademarks pending registration in the United States: “Amish Naturals” and “Amish Organics.” We use appropriate copyright notices with our packaging and promotional materials. All of our employees have entered into confidentiality agreements with us, pursuant to which they have agreed to keep confidential and not use our trade secrets, including our processes, formulae, ingredients and recipes, except to our benefit. We do not have any patents. Because our manufacturing processes and recipes are not protected by patents or by registered copyrights, our competitors may be able to use our processes and recipes to compete against us notwithstanding our protection efforts. We believe that we are not infringing on the intellectual property rights of any third party, and we intend to take all necessary and appropriate action to protect against dilution or imitation of our products, packaging and promotional materials, and to defend our trademarks, copyrights, and trade secrets against such infringements.

Regulation

We and our distributors are subject to extensive regulation by federal, state and local authorities that affect our business. All of our pasta products and packaging materials are subject to regulations administered by the Food and Drug Administration (“FDA”) and the U.S. Department of Agriculture (“USDA”). Under the Federal Food, Drug and Cosmetic Act of 1938, as amended, the FDA prescribes the requirements and establishes the standards for quality, purity and labeling. Among other things, the FDA enforces statutory prohibitions against misbranded and adulterated foods, establishes safety standards for food processing, establishes ingredients and manufacturing procedures for certain foods, establishes standards of identity for certain foods, and establishes labeling standards and nutrition labeling requirements for food products. Among other requirements, the FDA must approve our products, including a review of the manufacturing processes and facilities used to produce these products before they can be marketed in the United States. We are also subject to USDA regulations for the manufacturing and sale of organic products requiring detailed inspection of our facilities, labeling, use of organic certified ingredients and handling procedures.

The Federal Trade Commission (“FTC”) regulates the advertising of our products and business. In addition, various states regulate our business by enforcing federal and state standards of identity for selected food products, grading food products, inspecting our manufacturing facilities and, in a few instances, imposing their own labeling requirements on food products. Some food commodities are subject to governmental agricultural programs. These programs have substantial effects on prices and supplies and are subject to Congressional and administrative review.

We and our distributors are also subject to various federal, state and local laws and regulation concerning the discharge of materials into the environment, or otherwise related to environmental protection, including the Clean Air Act, the Clean Water Act, the Resource Conversation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, also known as Superfund. Superfund imposes joint and several liability on parties that arrange for the disposal of hazardous substances, and on current and previous owners and operators of a facility for the clean-up of hazardous substances released from the facility into the environment.

New government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on the business, results of operations and financial condition. We have not experienced any regulatory problems in the past and have not been subject to any fines or penalties.

Employees

As of October 30, 2006, we had eight employees. We believe the relationship we have with our employees is good.

Risk Factors

An investment in our securities involves a high degree of risk. In determining whether to purchase or sell our securities, you should carefully consider all of the material risks described below, together with the other information contained in this filing before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Related to our Business

Because Amish Pasta Company has a limited operating history, it is difficult to predict the future performance of the Company.

Amish Pasta Company was incorporated in September 2005 and, therefore, has limited operating and financial history available to help stockholders evaluate its past performance. Moreover, Amish Pasta Company’s limited historical financial results may not accurately predict the future performance of the Company. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to the Company’s new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

We are dependent on our chief executive officer and certain other key officers, the loss of any of which could significantly harm our business and operations.

Amish Pasta Company depended, and the Company will depend, on the efforts of our executive officers and other key personnel, including David C. Skinner, Sr., our President and Chief Executive Officer. The loss of Mr. Skinner or other key employees could materially and adversely affect the business, financial condition and results of operations of the Company. The Company has employment or consulting agreements with all of its executive officers, but does not have key person insurance on the lives of any of them.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures and our ability to select the right markets and media in which to advertise.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

- create greater awareness of our brand;

- identify the most effective and efficient level of spending in each market, media and specific media vehicle;

- determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;

- effectively manage marketing costs (including creative and media) in order to maintain acceptable customer acquisition costs;

- select the right market, media and specific media vehicle in which to advertise; and

- convert consumer inquiries into actual orders.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness. We may not be able to manage our marketing expenditures on a cost-effective basis whereby our customer acquisition cost may exceed the contribution profit generated from each additional customer.

If aggregate production capacity in the U.S. pasta industry increases or is under-utilized, we may have to adopt a more aggressive pricing strategy, which would negatively affect our results of operations.

Our competitive environment depends on the relationship between aggregate industry production capacity and aggregate market demand for pasta products. Production capacity above market demand can have a material adverse effect on our business, financial condition and results of operations.

The market for pasta products is highly competitive, and we face competition from many established domestic and foreign producers. We may not be able to compete effectively with these producers.

The markets in which we operate are highly competitive. We compete against numerous well-established national, regional, local and foreign companies in every aspect of our business. Customers may not buy our products, and we may not be able to compete effectively with these competitors. Some of our competitors have longer operating histories, significantly greater brand recognition and financial and other resources than we do.

Cost increases or crop shortages in durum wheat or cost increases in packaging materials could adversely affect us.

The costs of organic durum and whole wheat, organic ingredients and packaging materials have varied widely in recent years and future changes in such costs may cause our results of operations and our operating margins to fluctuate significantly. Increases in the cost of durum wheat or packaging materials could have a material adverse effect on our operating profit and margins unless and until we are able to pass the increased cost along to our customers. Competitive pressures may also limit our ability to raise prices in response to increased raw or packaging material costs. Accordingly, we do not know whether, or the extent to which, we will be able to offset durum wheat or packaging material cost increases with increased product prices. We also rely on the supply of plastic, corrugated and other packaging materials, which fluctuate in price due to market conditions beyond our control.

The sale of ingested products involves product liability and other risks.

Like other companies that sell food products, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The successful assertion or settlement of a claim or a significant number of insured claims could harm the Company by adding costs to the business and by diverting the attention of senior management from the operation of the business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to preparation or inadequate warnings covering food borne illnesses or allergies. While we have product liability insurance, product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company, thereby reducing revenue and operating results.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational, and financial resources. To manage this growth, should there be growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We may need additional financing to continue and grow operations, which financing may not be available on acceptable terms or at all.

We may need to raise additional funds to fund our operations or grow our business. Additional financing may not be available on terms or at times favorable to us, or at all. If adequate funds are not available when required or on acceptable terms, we may be unable to continue and grow our operations. In addition, such additional financing transactions, if successful, may result in additional dilution of our stockholders. They may also result in the issuance of securities with rights, preferences, and other characteristics superior to those of the common stock and, in the case of debt financings, may subject the Company to covenants that restrict its ability to freely operate its business.

The food industry is subject to governmental regulation that could increase in severity and hurt results of operations.

The food industry is subject to federal, state and other governmental regulation relating to the operation of production facilities, the production, packaging, labeling and marketing of products and pollution control, including air emissions. For example, food manufacturers are subject to rigorous inspection and other requirements of the USDA and FDA. If federal, state, or local regulation of the industry increases for any reason, then the Company may be required to incur significant expenses, as well as modify its operations to comply with new regulatory requirements, which could harm operating results. Additionally, remedies available in any potential administrative or regulatory actions may require the Company to refund amounts paid by all affected customers or pay other damages, which could be substantial. Any determination by the FDA or other agencies that our facilities are not in compliance with applicable regulations could interfere with the continued manufacture and distribution of the affected products, up to the entire output of the facility or facilities involved, and, in some cases, might also require the recall of previously distributed products. Any such determination could have a material adverse effect on our business, financial condition and results of operations. Under environmental laws, we are exposed to liability primarily as an owner and operator of real property, and as such, we may be responsible for the clean-up or other remediation of contaminated property. Environmental laws and regulations can change rapidly and we may become subject to more stringent environmental laws and regulations in the future that may be retroactively applied to earlier events. In addition, compliance with more stringent environmental laws and regulations could involve significant capital investments.

Our business is dependent on several major customers.

We expect that we will rely on a limited number of major retail customers and wholesale distributors for a substantial portion of our revenues in the future. If our relationship with one or more of them does not materialize as planned or, thereafter, changes or ends, our sales could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

Our manufacturing processes and recipes are not protected by patents or by registered copyrights and, as a result, our competitors may be able to use our processes and recipes to compete against us.

We do not have any patents. All of our employees have entered into confidentiality agreements with us, pursuant to which they have agreed to keep confidential and not use our trade secrets, including our processes, formulae, ingredients and recipes, except to our benefit. We use appropriate copyright notices with our packaging and promotional materials. Despite these efforts, it may be possible for our competitors or customers to copy aspects of our trade secrets. This could have a material adverse effect on our business, financial condition, and results of operations.

Risks associated with investing in our common shares

There have been no trades in our common shares, and there can be no assurance that an established trading market will develop.

There have been no trades in our common shares. Although quotations for our common shares appear on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”), the absence of any transactions in the shares indicates that there is no established trading market for the shares. There is no assurance that any established trading market will develop and, if it does not, our shares may have no value to their holders.

If a trading market for our common shares does develop, trading prices may be volatile.

In the event that a trading market develops for our common shares, the market price of such shares may be based on factors that may not be indicative of future market performance. Consequently, the market price of our shares may vary greatly. If a market for our shares develops, there is a significant risk that our share price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

- variations in our quarterly operating results;

- announcements that our revenue or income/loss levels are below analysts’ expectations;

- general economic slowdowns;

- changes in market valuations of similar companies;

- announcements by us or our competitors of significant contracts;

- acquisitions, strategic partnerships, joint ventures or capital commitments.

Because we became public by means of a “reverse acquisition”, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse acquisition.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common shares. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our common shares may be considered a “penny stock” and may be difficult to sell.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our shares, if an active trading market develops, may be less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to the Commission’s rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our shares and may affect the ability of investors to sell their shares.

We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board or in the Pink Sheets, which could affect our stockholders’ ability to access trading information about our common stock.

The OTC Bulletin Board and the Pink Sheets are each separate and distinct from the Nasdaq Stock Market and any national stock exchange, such as the New York Stock Exchange or the American Stock Exchange. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers (“NASD”), that displays real-time quotes, last sale prices, and volume information in over-the-counter (“OTC”) equity securities like our common stock, and although Pink Sheets’ Electronic Quotation Service is an Internet-based, real-time quotation service for OTC equities for market makers and brokers that provides pricing and financial information for the OTC securities markets, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be quoted on either the OTC Bulletin Board or in the Pink Sheets. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders’ ability to access trading information about our common stock. Additionally, we are required to satisfy the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If we fail to do so, our shares may no longer be quoted on the OTC.

We do not intend to pay dividends; you will not receive funds without selling shares.

We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Form 8-K, other than historical information, may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “intend”, “anticipate”, “believe”, “estimate”, “continue”, “plan” and similar expressions in this report identify forward-looking statements. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, those described in “Risk Factors” above.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K, including the Company’s audited financial statements for the period ending September 30, 2006 and related notes. Because of the reverse acquisition, the following discussion relates to the separate financial statements of Amish Pasta, and reference to the Company and to “we”, “our” and similar words refer to Amish Pasta.

THE FOLLOWING PRESENTATION OF AMISH PASTA COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT.

A Note About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management’s expectations. These statements may be identified by their use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Management of Amish Pasta Company believes that the expectations reflected in such forward-looking statements are accurate. However, management cannot assure you that such expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, oil and gas exploration uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

Overview of Amish Pasta Company

Amish Pasta Company is a start-up, development-stage company and has not yet generated or realized any revenues from our business operations. During the period from September 2, 2005 (inception) to September 30, 2006, Amish Pasta Company raised capital in the form of a short-term note payable, and acquired a production facility site and the equipment management believes is necessary for Amish Pasta Company to commence operations. Management’s plan is for a line of natural organic, kosher pasta products and related items to be produced and sold through food product distributors.

On October 27, 2006 we completed a merger with FII. As the now-former stockholders of Amish Pasta Company hold the majority of our outstanding common stock after the merger, the transaction will be accounted for as a “reverse merger” and the financial statements will be those of Amish Pasta Company. In connection with the merger, we raised $2,610,000 through the sale of 2.9 million equity units. Each unit includes one share of our common stock and a warrant to purchase ½ share of our common stock. Each unit sold for $.90. Neither the shares nor the warrants has any registration rights. We used a portion of the proceeds of this private placement to repay the note payable in full and to redeem shares of FII held by the former majority stockholder of FII.

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from our operations. We cannot guarantee we will be successful in our core business, or in any business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

We have no assurance that future financing will be available on acceptable terms, if at all. If financing is not available on satisfactory terms or on a timely basis, we may be unable to continue with our current business plan. If equity, or convertible debt, financing is available to us on acceptable terms, it could result in additional dilution to our stockholders.

Results of Operations for the Period from September 2, 2005 (inception) to September 30, 2006

From inception to September 30, 2006, we had a loss of $371,207. Our expenses relate to the development of a sales and marketing plan, product development activities and costs associated with implementation of the infrastructure necessary to support our operations once they commence.

We expect to commence commercial production by January 2007 and expect our sales to commence shortly thereafter.

Liquidity and Capital Resources

As of September 30, 2006, the total assets of Amish Pasta Company were $1,500,030, which included cash balances of $186,257. Amish Pasta Company invested $1,313,652 in property and equipment, none of which had been placed in service at September 30, 2006. Amish Pasta Company’s total liabilities were $1,861,036, all of which were current, resulting in negative working capital of $1,674,779.

Despite Amish Pasta Company’s negative cash flows from operation of $32,721 for the period September 2, 2005 (inception) to September 30, 2006, it has been able to obtain operating capital through private debt funding sources since inception. Management’s plan includes the continued development and eventual implementation of our business plan.

As of the date of this Current Report, we have yet to generate revenues from our business operations.

Plan of Operation for the Next Twelve Months

During the next twelve months we plan to complete the installation of our production equipment and commence producing our line of pasta products. We expect to complete distribution agreements for our products with national food product distributors by the end of 2006 and will continue our development of products that are complimentary to our pasta lines. We expect to commence producing inventory and commence sales to our distributors during the early part of 2007.

Since inception, Amish Pasta Company funded its operations from the proceeds of short-term borrowings, which were repaid in October 2006 from the proceeds of a private placement of common stock and warrants. Although we expect that, during the next 12 months, our operating capital needs will be met by our current economic resources and, if required, by additional private capital stock transactions, there can be no assurance that funds required will be available on terms acceptable to us or at all. If we are unable to raise sufficient funds on terms acceptable to us or on a timely basis, we may be unable to continue with our business plan. If equity, or convertible debt, financing is available to us on acceptable terms, it could result in additional dilution to our stockholders.

Off-Balance Sheet Arrangements

We have no off balance sheet arrangements at September 30, 2006.

Item 3. Description of Property.

We lease approximately 16,000 square feet of space in Holmesville, Ohio, consisting of a processing facility, office and warehouse, with an option to purchase this space for $280,000. We believe this space is adequate for our current business operations. However, we are in the process of locating additional space to avoid any delay in expansion possibilities. The lease and option expire on February 27, 2011, subject to extension at our election for an additional five years. We also have a right of first refusal to purchase an additional seven acres of land next to the leased property for $250,000, which right remains in effect so long as the adjacent property is leased or acquired by us.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of October 30, 2006 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors and those persons who will become our directors on November 9, 2006, (iii) our Chief Executive Officer, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. Except as noted below, the beneficial owners named in the table below have the following address: c/o Amish Naturals, Inc., 6399 State Route 83, Holmesville, Ohio 44633.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 27, 2006. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
David C. Skinner, Sr. (5)	8,400,000 (2)	20.05%
Martin Silver (5)	6,000,000 (3)	14.32%
Alexander Ngan	0	-
Carlo Varesco	0	-
Kenneth Troyer (5) (6)	1,000,000	2.3%
Ronald Sparkman (5)	4,800,000	11.46%
Shlomie Stein (5)	3,800,000 (4)	9.07%
Current directors and executive officers as a group (7 persons)	15,400,000	36.75%

(1)	Based on 41,900,000 common shares issued and outstanding as of October 30, 2006.

(2)
Includes 5,200,000 shares held jointly by David C. Skinner, Sr. and his wife, Kimberly Skinner, 2,200,000 shares held by the Kimberly Skinner and David C. Skinner, Sr. Family Trust, Kristine Coalson and Kimberly Skinner co-trustees, and 1,000,000 total shares held by the children of David C. Skinner, Sr. and Kimberly Skinner, with 125,000 shares each in the name of Jolene Skinner Haney, Darlene Skinner Smith, David C. Skinner, Jr., Kristine Skinner Coalson, Sanna V. Skinner, Justin Husted, Brittany Stein, and Kimberly Husted Skinner in trust for Lauren Stein.

(3)	Held jointly by Martin Silver and his wife, Madeline Silver.

(4)	Includes 1,900,000 shares held by his wife, Rachelle Stein and 1,900,000 shares held by Regency Capital Management LLC, a company wholly owned by him.

(5)
These persons are party to a Stockholders Agreement dated October 27, 2006 that restricts the voting and transfer right of the Company’s shares held by them and by the other parties to the Stockholders Agreement A total of 25,000,000 shares are subject to the Stockholders Agreement.  See Item 8. Description of Securities.

(6)	Held on behalf of The Amish Community Trust.

Item 5. Directors and Executive Officers, Promoters and Control Persons.

The following table sets forth the names, ages and principal positions of our executive officers and directors as of October 30, 2006, as well as those person who will become our directors on November 9, 2006:

Name	Age	Position

David C. Skinner, Sr.	64	President, Chief Executive Officer and Director
Dale Paisley	65	Chief Financial Officer
Donald Alarie	50	Vice President of Sales
Martin Silver	65	Chairman of the Board
Alexander Ngan	55	Director
Kenneth Troyer	45	Director
Carlo Varesco	74	Director

David C. Skinner, Sr. is the President and Chief Executive Officer of the Company. He co-founded Amish Pasta Company, Inc. in September 2005 and served as its President until the merger that resulted in the Company. From June 1999 to September 2005, Mr. Skinner served as co-owner with his wife of his family business, Chadi Farms, a full-service equestrian facility and vacation resort with an Amish country store.

Dale Paisley is the Chief Financial Officer of the Company Mr. Paisley has been a financial and accounting consultant to primarily small public companies since 2000. He assists his clients with regulatory reporting with the Securities and Exchange Commission and state regulators and has served as temporary chief financial officer and chief executive officer of several public and private companies. From October 2002 until December 2003, Mr. Paisley served as president of SoCal Waste Group, Inc., and from February 2003 until December 2003, he served as chief executive officer and chief financial officer of USA Biomass Corporation. Prior to that time, Mr. Paisley was a partner in the international accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers).

Donald Alarie is the Company’s Vice President of Sales. From October 2005 through October 2006, he served as Director of Fresh Foods at Acosta Sales & Marketing. Prior to that, from June 2003 through July 2005, he was Director Business Development - Franks Category and then Director Customer Development - C&S/Ahold Team at ConAgra Foods, Inc. From May 1999 to June 2003, Mr. Alarie was General Manager of Hebrew National Kosher Foods, a division of ConAgra. Mr. Alarie has over 25 years of sales and marketing experience in the food industry, including a decade working on the Hebrew National brand and was instrumental in its national expansion.

Martin Silver, now retired, served most recently as Executive Vice President and General Manager of the Hebrew National Division of ConAgra Foods, Inc., a position he held from November 2000 until his retirement in December 2005.

Alexander Ngan served as our President from September 29, 2006 until the Merger. He has also been a director of the Company since September 29, 2006. Mr. Ngan has served as a director for Clearant, Inc. since 2005. Mr. Ngan also has served as a director of Singamas Container Holdings, Ltd., the world’s second largest manufacturer of containers, since July 2003. From 1993 through May 2002, he was a partner at ChinaVest Limited, a private equity investment firm. From May 1998 to October 2001, Mr. Ngan served as President and CEO of OEM manufacturer Zindart Ltd.

Kenneth Troyer has been the owner and operator of Spotted Acres, an Ohio horse breeding and equestrian facility, including horse sales, for sixteen years. Since June 2004, he has also owned and operated KT Barns, which constructs farms and other buildings and equipment in central Ohio. From 1994 to June 2004, Mr. Troyer operated KT Horsetrack, a seller of horse equipment and supplies. He is a member of the old order Amish Community and strictly abides by their traditions.

Carlo Varesco is currently self-employed as a consultant to the pasta-making industry. He previously served as General Manager and Vice President of Golden Grain, a division of the Quaker Oats Company, a position he held from 1980 until 1986, when he became self-employed. Mr. Varesco first began working at Golden Grain in 1956.

There are no family relationships among our directors or among our executive officers.

Our Board of Directors has not had an Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee because, due to the Board’s composition and our relatively limited operations, we were able to effectively manage the issues normally considered by such committees. Our new Board of Directors effective November 9, 2006 may undertake a review of the need for these committees.

Security holders may send communications to our board of directors by writing to 6399 State Route 83, Holmesville, OH 44633, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

Item 6. Executive Compensation

The following table provides certain summary information concerning the compensation earned for services rendered to us by our Chief Executive Officer during the period from September 30, 2005 through September 30, 2006.

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)
David C. Skinner, Sr., President and Chief Executive Officer	2006	$34,800

We did not grant any options during the last fiscal year. On October 26, 2006, the Board of Directors adopted the 2006 Incentive Plan, pursuant to which stock options and other equity-based awards may be made to the Company’s directors, officers and third-party service providers.

Upon appointment of the Director Designees to the board of directors, Alexander Ngan and the Director Designees will receive five-year options to purchase shares of our common stock at an exercise price of $0.90 per share as follows: David C. Skinner, Sr., 1,000,000 (vesting 250,000 per year over four years); Martin Silver, 500,000 (vesting 125,000 per year over four years); Alexander Ngan, 100,000 (vesting 50,000 per year over two years); Kenneth Troyer, 125,000 (vesting 50,000 in 12 months and 75,000 in 24 months); Carlo Varesco, 250,000 (vesting 100,000 in six months, 100,000 in 12 months and 50,000 in 18 months). Our directors have not been paid any compensation in the past. In the future, our directors will be reimbursed for their travel expenses and will receive $2,500 per year as compensation for their service as directors.

In connection with David C. Skinner, Sr.’s appointment as our President and Chief Executive Officer, we entered into an employment agreement with Mr. Skinner on October 27, 2006. The employment agreement provides for Mr. Skinner to receive the following:

●	Initial base salary of $180,000;

●	Annual bonus determined by the Board of Directors in its sole discretion;

●
Participation in employee medical, health, pension, welfare and insurance benefit plans as maintained by the Company from time to time for the general benefit of its executive employees, as well as all other benefits and perquisites as are made generally available to the Company’s executive employees;

●	At least three weeks annual vacation; and

●	Monthly car allowance of $750.00 per month.

In addition, Mr. Skinner was granted an option to purchase 1,000,000 shares of the Company’s common stock, which is described above. The agreement also contains a confidentiality provision.

If Mr. Skinner’s employment is terminated by the Company without cause (as defined in the agreement):

●
Mr. Skinner will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination;

●	Mr. Skinner will be eligible to receive a severance payment based on his length of service, provided he signs a general release of all claims in a form approved by the Board of Directors; and

●
The options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of the 2006 Incentive Plan.

If Mr. Skinner’s employment is terminated by the Company with cause (as defined in the agreement), or by Mr. Skinner for any reason by providing written notice to the Company prior to the date of resignation:

●
Mr. Skinner will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination;

●
The options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of the 2006 Incentive Plan; and

●	Mr. Skinner may continue to participate in the Company’s employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

In the event that Mr. Skinner’s employment terminates for reason of death or permanent disability (as defined in the agreement), Mr. Skinner, his beneficiary or estate shall be entitled to receive the payments that would have been payable to Mr. Skinner under a termination without cause as of the date of death or the date as of which the Company determines in its sole discretion that Mr. Skinner had become permanently disabled.

Item 7. Certain Relationships and Related Transactions.

There are no material relationships between the Company and the current directors and executive officers or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationships described below, or contemplated in the Merger Agreement.

Pursuant to an agreement with Amish Pasta Company in March 2006, Mr. Troyer, who will become a director of the Company, constructed various buildings on Amish Pasta Company’s property in Ohio, including a utility building and laboratory, as well as installed a production line and oversaw contractors. Amish Pasta Company paid Mr. Troyer $75,000 for this work.

Item 8. Description of Securities.

Our authorized capital stock consists of 560,000,000 common shares, par value $.001 per share. On October 30, 2006, there were 41,900,000 common shares issued and outstanding.

Under our Articles of Incorporation, our common shares are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

Our common stock is the only class of voting securities issued and outstanding. Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds. The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

The persons receiving our 25,000,000 common shares in connection with the merger (the “Stockholders”) are parties to a Stockholders Agreement dated October 27, 2006 that restricts the voting and transfer right of the Company’s shares held by them. Pursuant to the Stockholders Agreement, no Stockholder may transfer, sell or otherwise dispose of any shares of the Company’s capital stock, except to another Stockholder. In addition, the Stockholders Agreement grants David C. Skinner, Sr. an irrevocable proxy to vote the shares of the Company’s capital stock collectively held by the Stockholders as a single block in the manner directed by the Stockholders holding a majority of such shares. The Stockholders Agreement will expire on the earlier of the date on which (i) our common shares are traded on the American Stock Exchange or Nasdaq Stock Market or (ii) the holders of a majority of shares subject to the Stockholders Agreement consent to its termination (which date cannot be prior to the first anniversary of the Stockholders Agreement). Messrs. Skinner (our chief executive officer and a designee to become a member of our board of directors), Silver (designated to become chairman of our board of directors), and Troyer (a designee to become a member of our board of directors) control 33.6%, 24.0%, and 4.0%, respectively, of the shares subject to the Stockholders Agreement. The other two former stockholders of Amish Pasta Company, Shlomie Stein and Ronald Sparkman, each control 19.2% of the shares subject to the Stockholders Agreement.

PART II

Item 1.  Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “AMNT.” Until October 27, 2006, our common shares were quoted on the OTC Bulletin Board under the symbol “FIII” and had not been traded.

The approximate number of stockholders of record at October 30, 2006 was 27. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries. We have declared no dividends on our common shares and are not subject to any restrictions that limit such ability. Dividends are declared at the sole discretion of our Board of Directors.

Item 2. Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 4. Recent Sales of Unregistered Securities.

On May 27, 2005, FII issued 5.6 million restricted shares of FII’s common stock to Patrizia Leone-Mitchell in reliance upon Section 4(2) of the Securities Act of 1933. Ms. Leone-Mitchell is a sophisticated investor, was at the time an officer and a director of FII, and was in possession of all material information relating to FII. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made in connection with the offering.

See also Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Merger.

Item 5. Indemnification of Directors and Officers.

Under our Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Index to the Financial Statements

As of September 30, 2006 and
For the Nine-Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Amish Pasta Company, Inc.

We have audited the accompanying balance sheet of Amish Pasta Company, Inc. (a Company in the Development Stage) as of September 30, 2006 and the related statements of operations, shareholders’ deficit and cash flows for the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amish Pasta Company, Inc. as of September 30, 2006, and the results of its operations and its cash flows for nine-month period from January 1, 2006 (Commencement of Operations) to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6, Financial Results, Liquidity and Management’s Plan to the financial statements, the Company has suffered losses since inception, has negative cash flows from operations and must continue to obtain operating capital through private debt sources to meet its obligations and sustain its operations, has negative working capital, has a stockholders’ capital deficit, and has not as of yet completely implemented its business plan, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kelly & Company
Costa Mesa, California
October 27, 2006, except for Note 8
as to which the date is October 30, 2006.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Balance Sheet

As of September 30, 2006

ASSETS

Current assets:
Cash	$186,258
Total current assets	186,258
Property and equipment	1,313,652
Deposits	120

Total assets	$1,500,030
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable - trade	$100,580
Accrued interest	29,835
Advances payable - related party	60,526
Accrued payroll taxes	9,101
Note payable	1,699,930
Total current liabilities	1,899,972

Commitments and Contingencies

Shareholders’ deficit:
Series A convertible preferred , $0.001 par value, 20,000,000 shares authorized, none issued	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 10,416,667 shares issued and outstanding	1,042
Additional paid-in capital	58
Deficit accumulated during the development stage	(401,042)
Total shareholders’ deficit	(399,942)
Total liabilities and shareholders’ deficit	$1,500,030

The accompanying notes are an integral part of the financial statements.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Statement of Operations

For the Nine-Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

Operating expenses:
Marketing	$175,214
General and administrative	92,703
Product development	84,623
Professional fees	22,217
Total operating expenses	374,757
Operating loss	(374,757)
Other income (expense):
Interest income	3,550
Interest expense	(29,835)
Total other expense	(26,285)
Net loss	$(401,042)
Net loss per common share - basic and diluted	$(0.04)
Weighted average number of shares outstanding - basic and diluted	10,416,667

The accompanying notes are an integral part of the financial statements.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Statement of Shareholders’ Deficit

For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

						Deficit
						Accumulated
	Convertible Preferred Stock		Common Stock		Additional Paid-In	In The Development
	Shares	Value	Shares	Value	Capital	Stage	Total
Balance at September 2, 2005	—	—	—	—	—	—	—
Stock issued for cash ($0.0001 per share)	—	—	10,416,667	$1,042	$58	—	$1,100
Net loss	—	—	—	—	—	$(401,042)	(401,042)
Balance, September 30, 2006	—	$—	10,416,667	$1,042	$58	$(401,042)	$(399,942)

The accompanying notes are an integral part of the financial statements.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Statement of Cash Flows

For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

Cash flows used in operating activities:
Net loss	$(401,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Advances payable - related party	60,526
Changes in operating assets and liabilities:
(Increase) decrease in:
Other assets	(120)
Increase (decrease) in:
Accounts payable - trade	100,580
Accrued interest	29,835
Accrued payroll taxes	9,101
Net cash used in operating activities	(201,120)
Cash flows used in investing activities:
Purchase of equipment	(1,313,652)
Net cash used in investing activities	(1,313,652)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	1,100
Proceeds from issuance of notes payable	1,699,930
Net cash provided by financing activities	1,701,030
Net increase in cash	186,258
Cash - beginning of period	—
Cash - end of period	$186,258

Supplemental Disclosure of Cash Flow Information

Interest paid	$—
Income taxes paid	$—

The accompanying notes are an integral part of the financial statements.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

1.        Description of Business

Amish Pasta Company, Inc. (the “Company”) was incorporated in Nevada on September 2, 2005 and commenced operations in January 2006. The Company has been in the development stage since commencing operations. The Company’s plan is to produce a line of natural dry pasta products and related items.

2.         Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Development Stage Operations

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. Its operations have been limited to marketing and general administrative activities, the acquisition of plant and equipment, and a limited amount of product development. It has incurred a loss during its initial period of operations of $401,042 for the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006. The Company’s ability to continue as a going concern is dependent on its ability to obtain additional operating capital through private debt funding sources to fund future operations and ultimately to attain profitable operations (Note 6 - Financial Results, Liquidity and Management’s Plan).

Use of Estimates

Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates are the determination of the useful lives of property and equipment and the determination of the valuation reserve of the United States income tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

2.        Summary of Significant Accounting Policies, Continued

Fair Value of Financial Instruments

Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. Financial instruments are generally defined by SFAS No. 107 as cash and cash equivalents, evidence of ownership interest in equity, or a contractual obligation that both conveys to one entity a right to receive cash or other financial instruments from another entity and imposes on the other entity the obligation to deliver cash or other financial instruments to the first entity.

At September 30, 2006, the Company’s financial instruments are cash and cash equivalents, accounts payable-trade, accrued liabilities, advance payable-related party, and a note payable. The recorded values of cash and cash equivalents, accounts payable, accrued liabilities and advance payable-related party approximate their fair values based on their short-term nature. The recorded value of the note payable approximates the fair value, as interest approximates market rates and the note is short-term in nature.

Cash

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of September 30, 2006, the Company’s cash and cash equivalents were deposited primarily in two financial institutions.

At September 30, 2006, the Company had $79,981 on deposit that exceeded the United States (FDIC) federally insurance limit.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

2.        Summary of Significant Accounting Policies, Continued

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Office equipment	3 to 5 years
Machinery and equipment	5 to 15 years
Buildings and improvements	20 years

The Company’s property and equipment have not been placed in service at September 30, 2006, and therefore, depreciation has not commenced.

Share-Based Payment

The Company will account for employee stock-based payments using the fair value method provided in Statement of Financial Accounting Standards (“SFAS”) No. 123: Share-Based Payment. The fair value of options granted will be recognized as compensation expense over the vesting period of the options.

The Company will account for non-employee stock-based payments using the fair value method provided by SFAS No. 123(R). When stock options are granted to non-employees, the Company will estimate the fair value of the award and recognize related expenses over the performance period as prescribed by EITF 96-18: Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. No share based payments have been granted at September 30, 2006.

Loss Per Common Share

Basic net loss per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. When losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. There were no common stock equivalents at September 30, 2006.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

2.        Summary of Significant Accounting Policies, Continued

Income Tax

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

The Company will recognize the amount of taxes payable or refundable for the current year and recognize deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization.

Advertising Costs

Advertising costs will be expensed when they are incurred. There were no advertising expenses for the period ended September 30, 2006.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

2.        Summary of Significant Accounting Policies, Continued

Product Development

The Company’s product development activities principally involve product name selection, product shape determination, artistic design of the product packaging, arrangement for the related manufacturing extrusion tools and dies, selection of seasonings, grains and other ingredients considered as recipe development, taste and market testing. The costs of these activities are expensed as incurred.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Comprehensive Income or Loss

The Company has no items of other comprehensive income or loss in the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006. Therefore, net loss as presented in the Company’s Statement of Operations equals the comprehensive loss.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

2.         Summary of Significant Accounting Policies, Continued

New Accounting Pronouncements

In September 2006 the Financial Accounting Standards Board issued Statement No. 157: Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not require any new fair value measurements. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

In November 2004 the Financial Accounting Standards Board issued Statement No. 151: Inventory Costs. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges . . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not expect the adoption of this Statement to have a material impact on its financial position, results of operations or cash flows.

3.         Property and Equipment

The following is a summary of property and equipment, at cost as of September 30, 2006:

Buildings and improvements	$312,202
Office equipment	19,031
Equipment	982,419
Total property and equipment	$1,313,652

No property and equipment has been placed in service at September 30, 2006, and therefore, no depreciation was recorded for the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

4.         Note Payable

Note payable consists of the following at September 30, 2006:

Note payable, due December 31, 2006, interest at 5% per annum, with property and equipment with a book value of $1,313,652 pledged as collateral	$1,699,930

The note payable provides for Company borrowings up to $2,000,000. Interest expense for the period ended September 30, 2006 was $29,835.

5.  Income Taxes

There is no current or deferred income tax provision due to the Company’s losses and valuation allowance.

Significant components of the Company’s deferred tax assets are as follows at September 30, 2006:

Deferred tax assets:
Net operating loss carryforward	$136,354
Valuation allowance	(136,354)
Net deferred tax assets	$—

The Company, based upon its limited history of losses and management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them. The valuation allowance incurred during the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006 amounted to $136,354.

Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

Tax benefit at U.S. statutory rate	(34.0)%
Change in valuation allowance	34.0%
Effective income tax rate	—%

The Company has federal net operating loss carryforwards of $401,042. The federal net operating loss carryforward will expire in 2026. Due to the uncertainty of its realization on the loss carry-forward, a full valuation allowance has been provided for the deferred tax assets.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

6.         Contingencies, Risks, Uncertainties, Managements Plan and Concentrations

Financial Results, Liquidity and Management’s Plan

At September 30, 2006, the Company has negative working capital and a shareholders’ capital deficit. Also, the Company has incurred losses for the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006 of $401,042. Despite its negative cash flows from operations, the Company has been able to obtain operating capital through a private debt funding source. Management’s plans include the continued development and eventual implementation of its business plan. The Company has relied upon debt funding since inception.

No assurances can be given that the Company can obtain sufficient working capital through the sale of the Company’s common stock and borrowing or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Operating Leases

The Company leases the property on which its facilities are located. The lease is for 5 years with a 5 year renewal option and annual evergreen renewals thereafter. The Company has the option to purchase the property for $280,000. The lease was entered into by the shareholders of the Company and was assigned to the Company in October 2006. Future minimum lease payments are as follows at September 30, 2006:

2007	$16,200
2008	16,200
2009	16,200
2010	16,200
2011 and after	5,400
Total minimum lease payments	$70,200

For the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006, rental expense was $14,305 and was paid to the officers as rental expense-related party.

Concentration of Suppliers

The Company expects to purchase its raw materials from producers of organic produce and grains. There is a regionally limited supply of these products. If the Company is unable to obtain these products from the supplier, the Company believes that the impact on its financial statements from such an uncertainty could be substantial.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

6.         Contingencies, Risks, Uncertainties, Managements Plan and Concentration
(Continued)

Litigation

The Company, on an ongoing basis, will be subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Unused Borrowing Capacity

The Company, as of September 30, 2006, had a note payable agreement that allowed for borrowing of up to $2,000,000 (Note 4 - Note Payable) under which the Company may borrow at the rate of 5%. As of September 30, 2006 the unused portion of the note payable was $300,070.

Lease Expense - Related Party

The two major shareholders of the Company entered into a lease on the property that the Company’s facilities have been built upon. The lease and purchase option were subsequently assigned in October 2006 to the Company. The lease payments made to the two major shareholders during the nine-month period from January 1, 2006 (commencement of operations) to September 30, 2006 was $14,305, which was the same amount paid to the owner of the property by the two major shareholders.

7. Related Party Transactions

Advance Payable - Related Party

The Company’s Chief Executive Officer, who is the majority shareholder, paid certain expenses on behalf of the Company. These amounts do not bear interest and are due on demand. The expenses paid by the related party consisted of the following items:

Marketing plan	$53,500
Rent	5,150
Equipment	1,360
Travel expenses	516
Total	$60,526

In addition, an entity owned by the Company’s Chief Executive Officer’s relative made deposits on equipment for the benefit of the Company. These deposits totaled $90,000 and were repaid without interest.

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

8.        Subsequent Event

On October 27, 2006, the Company entered into a merger agreement with FII International, Inc. (“FII”), as a result of which, on October 30, 2006, the Company changed its name to Amish Naturals, Inc. The shareholders of the Company received 25,000,000 shares of FII common stock, which represented the majority of the outstanding shares after the merger. Therefore, the merger is treated as a “reverse merger” and the previously outstanding shares of FII are treated as an equity transaction by the Company. At the merger, the Company redeemed 11,200,000 shares of FII common stock from the prior majority shareholder for cash of $235,000. In addition, the Company sold 2,900,000 shares of its common stock and warrants to purchase 1,450,000 shares of its common stock at $0.90 per share (the “units”). The unit price was $0.90 per unit, for total proceeds of $2,610,000.

The pro forma balance sheet of the Company at September 30, 2006, as if the above transactions had occurred on that date is as follows:

	Historical	Pro Forma Adjustments	Pro Forma Balance
Cash	$186,258	$675,070	$861,328
Property and equipment	1,313,652	—	1,313,652
Other assets	120	—	120
Total assets	$1,500,030	$675,070	$2,175,100

Accounts payable	$100,580	—	$100,580
Advances payable — related party	60,526	—	60,526
Accrued interest	29,835	—	29,835
Accrued payroll taxes	9,101	—	9,101
Note payable	1,699,930	$(1,699,930)	—
Total liabilities	1,899,972	(1,699,930)	200,042

Common stock	1,042	40,858	41,900
Additional paid-in capital	58	2,334,142	2,334,200
Deficit accumulated during the
development stage	(401,042)	—	(401,042)
Total shareholders’ equity
(deficit)	(399,942)	2,375,000	1,975,058

Total liabilities and
shareholders’ equity
(deficit)	$1,500,030	$675,070	$2,175,100

Amish Pasta Company, Inc.

(A Company in the Development Stage)

Notes to the Financial Statements

As of September 30, 2006 and
For the Nine Month Period from January 1, 2006 (Commencement of Operations) to September 30, 2006

Pro forma adjustments consist of the following:

Cash:
Proceeds from unit sales	$2,610,000
Redemption of FII common shares	(235,000)
Repayment of note payable	(1,699,930)
Net increase in cash	$675,070

Note payable:
Repayment from offering proceeds	$(1,699,930)

Common stock:
Shares issued in sale of units	$2,900
Outstanding shares of FII	25,200
Redemption of FII shares	(11,200)
Change in par value	23,958
Net increase in common stock	$40,858

Additional paid-in capital:
Sale of units	$2,607,100
Outstanding shares of FII	(25,200)
Redemption of FII shares	(223,800)
Change in par value of common shares	(23,958)
Net increase in additional paid-in capital	$2,334,142

The effect of these transactions is to increase the number of common shares outstanding at September 30, 2006 as follows.

Common shares outstanding	10,416,667
Shares issued in unit offering	2,900,000
FII shares outstanding	25,200,000
Redemption and retirement of FII prior major
shareholders’ shares	(11,200,000)
Additional shares issued to Company shareholders	14,583,333
Pro forma shares outstanding	41,900,000

Pro forma loss per share for the nine-month
period from January 1, 2006 (commencement of operations)
to September 30, 2006	$(0.01)

PART III

Item 1. Index to Exhibits

Exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Merger, on October 30, 2006, FII issued an aggregate 25,000,000 of its common shares to the holders of the common stock of Amish Pasta Company, in exchange for their shares of common stock of Amish Pasta Company. For each share of the common stock of Amish Pasta Company, the holder thereof received 2.4 of our common shares. The issuance was made pursuant to Rule 506 under Regulation D of the Securities Act of 1933, as amended. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to seven persons, all of whom were accredited investors, and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933 (including by legending of certificates representing the securities).

On October 30, 2006, simultaneous with the Merger, we issued and sold 2.9 million shares of our common stock to five non-U.S. investors outside the U.S. for an aggregate price of $2.61 million. The sale was made in reliance upon Regulation S under the Securities Act of 1933. Each of the investors has agreed to resell the common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from such registration, and the shares issued contained a legend to such effect. No directed selling efforts were used in connection with the offering.

Item 5.01 Changes in Control of Registrant.

The Merger resulted in a change in control of FII on October 30, 2006. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2006, Alexander Ngan resigned as the Company’s President. Also on that date, David C. Skinner, Sr. was appointed as President and Chief Executive Officer and Dale Paisley was appointed as Chief Financial Officer. See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons” and Part I, Item 6 “Executive Compensation” under Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed an amendment to our articles of incorporation to effect a 2.8-for-1 split of our authorized and outstanding common shares, effective October 30, 2006. We filed a certificate of merger to effect the merger of our wholly owned subsidiary, APC Acquisition Corp., with and into the Company, effective October 30, 2006. In connection with that merger, the Company changed its name to Amish Naturals, Inc.

Item 5.06 Change in Shell Company Status.

As the result of the completion of the Merger, the Registrant is no longer a shell company. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Amish Pasta Company. See page F-1.

(b) Shell Company Transactions. See (a) above.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among FII International, Inc., Amish Pasta Company, Inc., and APC Acquisition Corp., dated October 27, 2006
3.1	Corporate Charter, incorporated by reference to Exhibit 3.1 to FII’s Registration Statement on Form SB-2 filed on August 15, 2002
3.2	Articles of Incorporation, incorporated by reference to FII’s Registration Statement on Form SB-2 filed on August 15, 2002
3.3	Certificate of Amendment to Articles of Incorporation as filed with the Secretary of State of the State of Nevada on October 30, 2006
3.4	Certificate of Change in number of authorized shares as filed with the Secretary of State of the State of Nevada on October 30, 2006
3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 30, 2006
3.6	Bylaws of the Company
10.1	Lease and Purchase Option Agreement by and between Lonnie Cutlip and David C. Skinner and Ronald Sparkman, dated February 27, 2006
10.2	Assignment of Lease and Purchase Option Agreement between David C. Skinner and Ronald Sparkman and Amish Pasta Company, dated October 27, 2006
10.3	Employment Agreement with David C. Skinner, Sr., dated as of October 27, 2006
10.4	Employment Agreement with Donald G. Alarie, dated as of October 27, 2006
10.5	Consulting Agreement with Dale Paisley, dated as of October 27, 2006
10.6	2006 Incentive Plan
10.7	Form of Nonqualified Stock Option Award Agreement under the 2006 Incentive Plan
23.1	Consent of Independent Registered Accounting Firm
99.1	Press release, dated October 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMISH NATURALS, INC.
(Registrant)

Date: October 30, 2006	By:	/s/ David C. Skinner, Sr.
Name: David C. Skinner, Sr.
Title: President and Chief Executive Officer